                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
As filed with the Securities and Exchange Commission on December 21, 2001
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------

                                   ONEOK, Inc.
             (Exact name of registrant as specified in its charter)

                OKLAHOMA                                   73-1520922
    (State or other jurisdiction of                      (IRS Employer
     incorporation or organization)                    Identification No.)

                              100 West Fifth Street
                              Tulsa, Oklahoma 74103
                                 (918) 588-7000
     (Address, including zip code and telephone number, including area code of registrant's principal executive offices)

                      ONEOK, Inc. Long-Term Incentive Plan

                            (Full title of the plan)

                 JIM KNEALE                              JOHN R. BARKER
   Senior Vice President, Chief Financial               Gable & Gotwals
           Officer, and Treasurer              100 West Fifth Street, Suite 1100
            100 West Fifth Street                    Tulsa, Oklahoma 74103
            Tulsa, Oklahoma 74103                        (918) 595-4800
               (918) 588-7000

        (Names and addresses, including zip code, and telephone numbers, including area code, for agents for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum       Proposed maximum
  Title of securities         Amount to be           offering price            aggregate              Amount of
    to be registered         registered (1)          per share (2)        offering price (2)      registration fee
    ----------------         --------------          -------------        ------------------      ----------------
Common stock,                   2,900,000               $17.39               $50,431,000                $12,053
$0.01 par value (3)

-----------------------------------------------------------------------------------------------------------------------
Exhibit Index on Page 11.

     (1) Represents the number of shares of Common Stock, $0.01 par value, of ONEOK, Inc. registered hereunder for issuance under the ONEOK, Inc. Long-Term Incentive Plan. The 2,900,000 shares covered by this registration statement includes 1,450,000 shares approved for issuance by the registrant's board of directors on February 15, 2001 and approved by the registrant's shareholders on May 17, 2001, and includes an additional 1,450,000 shares necessary to equitably adjust for the registrant's two-for-one stock split having a record date of May 23, 2001 and a distribution date of June 11, 2001, which equitable adjustment is required under Section 9 of the Plan and was approved by the registrant's board of directors on January 18, 2001.

     (2) Pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, this estimate is based on a price of $17.39 per share of the registrant's Common Stock, the average of the high and low prices of the registrant's Common Stock on the New York Stock Exchange on December 18, 2001 (a date within 5 business days prior to the date of the filing of this registration statement), and is made solely for the purpose of determining the registration fee.

     (3) Does not include 1,445,200 shares of Common Stock previously registered by ONEOK, Inc. on its registration statement on Form S-8 (Registration No. 333-81043), to which this registration statement relates and in respect of which a filing fee of $12,040 was previously paid to the Securities and Exchange Commission, nor does it include 554,800 shares carried forward from the registrant's registration statement on Form S-8 (Registration No. 333-41269), in respect of which registration statement a total filing fee of $12,269 was previously paid to the Securities and Exchange Commission, nor does it include the additional number of shares issued or issuable as a result of the registrant's two-for-one stock split having a record date of May 23, 2001 and a distribution date of June 11, 2001.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO REFERS TO 1,445,200 SHARES OF COMMON STOCK PREVIOUSLY REGISTERED UNDER REGISTRATION STATEMENT NO. 333-81043 AND REFERS TO 554,800 SHARES PREVIOUSLY CARRIED FORWARD FROM REGISTRATION STATEMENT NO. 333-41269 AND COVERS ANY ADDITIONAL SHARES ISSUABLE AS A RESULT OF THE REGISTRANT'S TWO-FOR-ONE STOCK SPLIT HAVING A RECORD DATE OF MAY 23, 2001 AND A DISTRIBUTION DATE OF JUNE 11, 2001, IN EACH CASE TO THE EXTENT THAT ANY OF SUCH SHARES REMAIN UNISSUED AS OF THE DATE OF THIS REGISTRATION STATEMENT.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to each employee eligible to participate in the plan as specified in Rule 428(b)(1). These documents, and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus for purpose of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

                                     ITEM 3
                                     ------
                     INCORPORATION OF DOCUMENTS BY REFERENCE
                     ---------------------------------------

The following documents previously filed with the Securities and Exchange Commission are hereby incorporated by reference into this Registration
Statement:

     (1)  our annual report on Form 10-K for the year ended December 31, 2000.

     (2) our reports on Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and September 30, 2001.

     (3) our current reports on Form 8-K dated January 19, 2001, January 29, 2001, February 22, 2001, May 23, 2001, May 25, 2001, May 30, 2001,
          June 26, 2001, August 9, 2001, August 9, 2001, September 27, 2001,
          September 27, 2001, November 14, 2001, November 21, 2001, December 3, 2001, December 3, 2001, and December 21, 2001.

     (4) our Proxy Statement filed April 11, 2001 in connection with our annual meeting of shareholders held May 17, 2001.

     (5) all documents we file after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Such documents are deemed to be a part hereof from the date of filing of such documents.

                                     ITEM 5
                                     ------
                     INTERESTS OF NAMED EXPERTS AND COUNSEL
                     --------------------------------------

The legality of the securities that may be issued under the plan has been passed upon by the firm of Gable & Gotwals, 100 West Fifth Street, Suite 1100, Tulsa, Oklahoma 74103-4217, counsel for the Company.

                                     ITEM 6
                                     ------
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

ONEOK, Inc. (the "Company"), as an Oklahoma corporation, is empowered by section 1031 of the Oklahoma General Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise. Article VIII of the by-laws of the Company provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by Oklahoma law as now or hereafter enforced, including the advance of related expenses. In addition, indemnification agreements, the form of which has been previously approved by the shareholders of the Company, have been entered into between the Company and each of its directors and executive officers.

The certificate of incorporation of the Company provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which would involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

Pursuant to Article VIII of the by-laws of the Company, upon authorization and determination (i) by the board of directors by a majority of a quorum consisting of directors who were not parties to the action, suit, or proceeding involved;
(ii) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent counsel in a written opinion; or (iii) by the shareholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company, unless such indemnification is allowed by a court of competent jurisdiction.

The indemnification agreements referred to above provide that the Company is obligated to indemnify the specified director or executive officer to the fullest extent permitted by law. The agreements provide that, upon request by a director or executive officer, the Company is obligated to advance expenses for defense of a claim made against the director or executive officer. The obligation of the Company to indemnify the director or executive officer is subject to applicable law and the determination by a "reviewing party" selected by the board of directors that the director or executive officer is entitled to indemnification. In addition, the agreements obligate the Company to indemnify the specified executive officer or director to the extent of the Company's recoveries under insurance policies regardless of whether the director or executive officer is ultimately determined to be entitled to indemnification. The agreements also provide for partial indemnification if a portion of a claim for indemnification is not allowed by the reviewing party appointed by the board of directors.

Under an insurance policy obtained by the Company, coverage of Company officers and directors against liability for neglect, errors, omissions or breaches of duty in their capacities as such is provided for both the Company, to the extent that it is obligated to indemnify such officers and directors, and the officers and directors themselves. Additional coverage is provided to the Company for claims arising from any such conduct in connection with any purchase or sale of, or any offer to purchase or sell, securities issued by the Company. Such coverage is provided in the amount of $200,000,000, with a retained limit by the Company of $250,000. The insurance company is obligated to pay any covered loss in excess of the $250,000 retained limit and covered defense costs from the first dollar, up to the policy limit of $200,000,000. Among the policy exclusions are those which exclude coverage for accounting for profits made within the meaning of Section 16(b) of the Securities Exchange Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

It is recognized that the above-summarized provisions of the Company's by-laws, the indemnification agreements and the applicable provisions of the Oklahoma General Corporation Act may be sufficiently broad to indemnify officers, directors and controlling persons of the Company against liabilities arising under such act.

The Company and Western Resources, Inc. ("WRI") have entered into a Registration Rights Agreement that provides for indemnification of the Company's directors, officers, employees and controlling persons, if any, in any offering or sale of shares of common stock, obtainable upon conversion of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, against any claims (including amounts paid in settlement), or actions or proceedings in respect thereof, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus contained therein, or any document incorporated by reference therein, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by WRI or an agent or underwriter thereof expressly for use therein.

                                     ITEM 8
                                     ------
                                    EXHIBITS
                                    --------

   Exhibit
   Number      Description
   ------      -----------

     4.1 Certificate of Incorporation of the Company, filed May 16, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

     4.2 Certificate of Merger of the Company, filed November 26, 1997 (incorporated by reference to Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31,
               1998).

     4.3 Amendment to Certificate of Incorporation of the Company, filed January 16, 1998 (incorporated by reference to Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998).

     4.4 Amendment to Certificate of Incorporation of the Company, filed May 23, 2001 (incorporated by reference to Exhibit 4.15 to the Company's Registration Statement on Form S-3, filed July 18, 2001, as amended (Commission File No. 333-65392).

     4.5 By-laws of the Company, as amended (incorporated by reference to Exhibit (3)(d) to the Company's Annual Report on Form 10-K for the year ended August 31, 1999).

     4.6 Certificate of Designation for Convertible Preferred Stock of the Company filed November 26, 1997 (incorporated by reference from
               Exhibit 3.3 to the Company's Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

     4.7 Certificate of Designation for Series C Participating Preferred Stock of the Company, filed November 26, 1998 (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on November 26, 1997).

     4.8       Form of Common Stock Certificate (incorporated by reference to
               Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on November 21, 1997).

     4.9 Rights Agreement, dated November 26, 1997, between the Company and Liberty Bank and Trust Company of Oklahoma City, N.A., as Rights Agent (incorporated by reference to Exhibit 2.3 to the Company's Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

     4.10 Shareholder Agreement, dated November 26, 1997, between Western Resources, Inc. and the Company (incorporated by reference to Exhibit 2.2 to the Company's Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

     4.11 Form of Registration Rights Agreement, dated November 26, 1997, between Western Resources, Inc. and the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

Exhibit
Number    Description
------    -----------

  5.1*    Opinion of Gable & Gotwals regarding the validity of the securities.

 23.1*    Consent of KPMG LLP.

 23.2     Consent of Gable & Gotwals (included in Exhibit 5.1).

 24.1     Powers of Attorney (included on the signature page hereof).

*  Filed herewith.

                                     ITEM 9
                                     ------
                                  UNDERTAKINGS
                                  ------------

a.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration Statement.

     provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time of shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section

     15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and the State of Oklahoma, on the 21st day of December, 2001.

                                        ONEOK, Inc.

                                            /s/ David L. Kyle
                                        By:____________________________________
                                           David L. Kyle, Chairman of the
                                           Board, President and Chief Executive
                                           Officer

                                POWER OF ATTORNEY
                                -----------------

Each person whose individual signature appears below hereby authorizes David L. Kyle and Jim Kneale, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and all instruments necessary or incidental in connection therewith.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of December, 2001.

               Signature                                 Title
               ---------                                 ------

           /s/ David L. Kyle
______________________________________
               David L. Kyle                  Chairman of the Board, President,
                                                 and Chief Executive Officer
                                                (Principal Executive Officer)

           /s/ Edwyna G. Anderson
______________________________________
               Edwyna G. Anderson                      Director



           /s/ William M. Bell
______________________________________
               William M. Bell                         Director



           /s/ Douglas R. Cummings
______________________________________
               Douglas R. Cummings                     Director




______________________________________
               John B. Dicus                           Director



           /s/ William L. Ford
______________________________________
               William L. Ford                         Director

              Signature                               Title
              ---------                               -----

        /s/ Douglas T. Lake
_____________________________________
            Douglas T. Lake                          Director



        /s/ Bert H. Mackie
_____________________________________
            Bert H. Mackie                           Director



        /s/ Jim Kneale
_____________________________________
            Jim Kneale                   Senior Vice President, Treasurer and
                                          Chief Financial Officer (Principal
                                                     Financial Officer)


        /s/ Douglas A. Newsom
_____________________________________
            Douglas A. Newsom                        Director



        /s/ Gary D. Parker
_____________________________________
            Gary D. Parker                           Director



        /s/ J. D. Scott
_____________________________________
            J. D. Scott                              Director



        /s/ Beverly Monnet
_____________________________________
            Beverly Monnet               Vice President, Controller and Chief
                                             Accounting Officer (Principal
                                                     Accounting Officer)

                                  EXHIBIT INDEX

    Exhibit
    Number       Description
    ------       -----------

      4.1 Certificate of Incorporation of the Company, filed May 16, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

      4.2 Certificate of Merger of the Company, filed November 26, 1997 (incorporated by reference to Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31,
                 1998).

      4.3 Amendment to Certificate of Incorporation of the Company, filed January 16, 1998 (incorporated by reference to Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998).

      4.4 Amendment to Certificate of Incorporation of the Company, filed May 23, 2001 (incorporated by reference to Exhibit 4.15 to the Company's Registration Statement on Form S-3, filed July 18, 2001, as amended (Commission File No. 333-65392).

      4.5 By-laws of the Company, as amended (incorporated by reference to Exhibit (3)(d) to the Company's Annual Report on Form 10-K for the year ended August 31, 1999).

      4.6 Certificate of Designation for Convertible Preferred Stock of the Company filed November 26, 1997 (incorporated by reference from Exhibit 3.3 to the Company's Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

      4.7 Certificate of Designation for Series C Participating Preferred Stock of the Company, filed November 26, 1998 (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on November 26, 1997).

      4.8        Form of Common Stock Certificate (incorporated by reference to
                 Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on November 21, 1997).

      4.9 Rights Agreement, dated November 26, 1997, between the Company and Liberty Bank and Trust Company of Oklahoma City, N.A., as Rights Agent (incorporated by reference to Exhibit 2.3 to the Company's Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

     4.10 Shareholder Agreement, dated November 26, 1997, between Western Resources, Inc. and the Company (incorporated by reference to Exhibit 2.2 to the Company's Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

     4.11 Form of Registration Rights Agreement, dated November 26, 1997, between Western Resources, Inc. and the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

      5.1* Opinion of Gable & Gotwals regarding the validity of the securities.

     23.1*       Consent of KPMG LLP.

     23.2        Consent of Gable & Gotwals (included in Exhibit 5.1).

     24.1        Powers of Attorney (included on the signature page hereof).

*  Filed herewith.